CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated August 8, 2018 on the financial statements and financial highlights of Touchstone Balanced Fund, Touchstone International Equity Fund, Touchstone Large Cap Focused Fund and Touchstone Small Company Fund (four of the funds constituting the Touchstone Strategic Trust) and our report dated August 17, 2018 on the financial statements and financial highlights of Touchstone Credit Opportunities Fund, Touchstone International Growth Opportunities Fund, Touchstone International Small Cap Fund, Touchstone Large Cap Fund, Touchstone Large Company Growth Fund, Touchstone Ohio Tax-Free Bond Fund and Touchstone Value Fund (seven of the funds constituting the Touchstone Strategic Trust), included in the Annual Reports to Shareholders for the fiscal year and period ended June 30, 2018, in Post-Effective Amendment Number 193 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 002-80859), filed with the Securities and Exchange Commission.

Cincinnati, Ohio
October 29, 2018